                                                                    EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 1st day of November, 1996, by and between pcOrder.com, Inc., a Delaware corporation (the "Employer") and Ross A. Cooley (the "Employee").
      --------                            --------

     The Employer desires to employ the Employee, and Employee desires to be employed by the Employer, in accordance with the terms and conditions set forth herein.

     1.   Employment. The Employer hereby employs Employee for the Employment
          ----------
Period specified in Section 2 below as Chairman of the Board and Chief
Executive Officer of the Employer, or in such other capacity as the Employer and the Employee may agree from time to time. The Employee hereby accepts such employment upon the terms and conditions set forth herein and agrees to devote his full business time and efforts to the performance of his duties hereunder, provided, however, that Employee may serve as a member of the board of directors
--------  -------
of businesses other than Employer so long as such service does not interfere with the performance of Employee's duties hereunder and is not competitive with the business of Employer or its parent, Trilogy Development Group, Inc. Employee will be elected as a member of the board of directors and as Chairman of the Board and Chief Executive Officer of the Employer, effective on the date of commencement of the Employment Period.

     2.   Employment Period. The period of the Employee's employment under this
          -----------------
Agreement (the "Employment Period") shall commence on November 1, 1996 and shall
                -----------------
end upon the earlier of the fourth anniversary of this Agreement or the termination of this Agreement as contemplated by Section 9 below.

     3.   Duties. Employee shall have those duties and responsibilities which
          ------
are assigned to him by the board of directors of the Employer during the Employment Period. Employee agrees to perform faithfully the duties assigned to him to the best of his ability.

     4.   Compensation. As compensation for all services rendered and to be
          ------------
rendered pursuant to this Agreement, the Employer agrees to pay the Employee an annual salary (the "Base Salary") of not less than $1.00. The Base Salary shall accrue and be payable in accordance with the payroll practices of the Employer as in effect from time to time. Employee shall be entitled to participate in the Employer's management incentive compensation plan as may be in effect from time to time. The Employer shall have the right to deduct from any compensation paid to Employee hereunder all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax withholding and social security payments), whether such laws are now in effect or become effective after the date of this Agreement.

     5.   Stock Option. As additional consideration for services rendered or to
          ------------
be rendered hereunder or otherwise and for Employee's execution and delivery of this Agreement, the Employer shall grant to Employee the right and option to purchase from the Employer all or any part of an aggregate of 1,200,000 shares of the Common Stock ("Common Stock"), $.01 par value, of the Employer at an
                      ------------
exercise price of $3.00 per share, upon the terms and subject to the conditions set forth in a stock option agreement to be entered into between the Employer and Employee (the "Stock Option Agreement").

     6.   Expenses. The Employer shall promptly reimburse the Employee for all
          --------
reasonable expenses incurred by the Employee on behalf of the Employer or in connection with the Employee's performance of his duties hereunder.

     7.   Employment Benefits. During the Employment Period, Employee shall be
          -------------------
entitled to such other benefits as are customarily accorded to the employees of the Employer, including, but not limited to, the right to participate in employee benefit programs maintained by the Employer such as group health, life, and disability insurance. Employer shall take such action as may be necessary to continue in effect Employee's current group insurance coverage until such time as similar coverage provided by Employer has become effective.

     8.   Travel and Living Expenditures. For a period of 18 months following
          ------------------------------
the commencement of the Employment Period, Employer shall pay or reimburse Employee upon presentation of written receipts therefor, amounts equal to all reasonable expenses incurred by Employee in traveling from his home in Houston, Texas to Austin, Texas (or such other locations as the Company shall direct) and back home, as well as all reasonable living expenses incurred by Employee while he is away from his home on the Employer's business.

     9.   Termination.
          -----------

          (a) This Agreement may be terminated by written notice prior to the expiration of the Employment Period by (i) the Employer at any time or (ii) by the Employee in the event a Change of Control (as such term is hereinafter defined) shall have occurred. If such termination is by Employer with Cause (as such term is hereinafter defined), all of the Employee's rights to compensation and benefits under Sections 4 and 7 above shall terminate upon such termination, except amounts accrued in respect of periods prior to such termination. If such termination is by the Employer without Cause or is by Employee as a result of a Change of Control, the Employee shall not be entitled to any additional compensation under the terms of this Agreement, but shall have such rights relating to the exercise of then unexercised stock options as are provided in the Stock Option Agreement. A "Change of Control" shall be deemed to have occurred if
                          -----------------
     (i) any person, other than stockholders of the Employer as of the commencement of the Employment Period, becomes the beneficial owner of securities of the Employer representing fifty percent or more of the combined voting power of the Employer's then outstanding securities, (ii) in a merger or consolidation, the Employer is not the surviving entity, or (iii) the Employer sells all or substantially all of its assets to a person other than an affiliate or associate of the Employer. For purposes of this subsection, the term "person" or "persons"
                                                          ------      -------
     shall mean individuals, groups, corporations, partnerships, or other entities. The term "Cause" shall mean (i) failure of Employee to achieve
                         -----
     specific objectives as agreed to by Employer and Employee at the commencement of each calendar year, (ii) a material breach by Employee of any of his obligations under this Agreement, (iii) fraud or willful misconduct on the part of the Employee, or (iv) conviction of the Employee for fraud, misappropriation, embezzlement, or any felony.

          (b) If the Employee shall die during the Employment Period, this Agreement shall terminate, and no further compensation shall be payable to Employee hereunder.

          (c) If the Employee is unable to discharge his duties hereunder for a period of six consecutive months by reason of physical or mental illness, injury, or incapacity, the Employer may, by written notice to the Employee, terminate this Agreement and no further compensation shall be payable to Employee hereunder.

10.  Proprietary Information and Restrictive Covenants.
     -------------------------------------------------

          (a) As used herein the term "Proprietary Information" means
                                       -----------------------
     information, knowledge or data not generally known in the relevant trade or industry that was disclosed to or known by Employee as a consequence of or through Employee's employment with the Employer (including, without limitation, information conceived or developed by Employee), whether before or after the date of this Agreement, about:

               (i) The Employer's activities, services, products, formulas, computer programs and systems, trade secrets, manufacturers, compositions, inventions, discoveries, customer records, processes, information relating to research, development, inventions, work performed or to be performed for Customers (as such term is hereinafter defined), contractual agreements, lists of past, current or prospective Customers, lists of employees and salary information, marketing plans, strategies, and forecasts;

               (ii) Customers' activities, plans, products, processes and services including without limitation, information relating to business operations, employee relations, finance, and product or service marketing;

          (iii) Vendors' (as such term is hereinafter defined) activities, plans, services, products and processes including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing; and

          (iv) All information which Employee has a reasonable basis to know was created, modified or used and held secret by the Employer or that was accepted by the Employer from any third party under an obligation of confidentiality.

     As used herein the term "Customer" means any person or entity for whom the
                              --------
Employer provided services or products on or within 12 months prior to the termination of the Employment Period. As used herein the term "Vendor" means any
                                                               ------
third party selling or licensing a product or service to a Customer or to the Employer on or within 12 months prior to termination of the Employment Period.

     (b) Employee acknowledges that the Employer has spent significant time, effort, and money to develop the Proprietary Information, which the Employer considers vital to its business and goodwill. Employee also acknowledges that the Proprietary Information has been or will be communicated to or acquired by Employee in the course of his training by and employment with the Employer (whether before or after the date of this Agreement), and the Employer desires to have the services of Employee only if, in doing so, it can protect its Proprietary Information and goodwill.

     (c) Employee agrees to hold all Proprietary Information in strict confidence and trust that he shall not, at any time, disclose any Proprietary Information to any person or entity, except in the course of Employee's duties on behalf of the Employer, and shall not copy, publish, or use any Proprietary Information for the benefit of anyone or any entity other than the Employer.

     (d) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not (personally, nor will he direct any third party to do so), during his employment by Employer, regardless of whether such employment is during or subsequent to the Employment Period, and for an additional period of two years immediately following termination of his employment by Employer, regardless of whether such termination is during or subsequent to the Employment Period, (the "Restriction Period"), (i) provide or offer to provide to any
              ------------------
Customer any product or service similar to that offered by the Employer at the time of such termination of employment, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with the Employer or in any manner modify or fail to enter into any actual or potential business relationship with the Employer.

     (c) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not (personally, nor will he direct any third party to do so), during the Restriction Period, (i) recruit or otherwise solicit or induce any person or entity who is, at the time of such termination or Employee's employment or thereafter, an employee or Vendor of the Employer to terminate their employment with, or otherwise cease their relationship with the Employer or (ii) hire, recruit or otherwise solicit any person who, within the six months immediately preceding such termination of Employee's employment had been an employee or Vendor of the Employer.

     (f) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not, during the Restriction Period, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit Employee's name to be used by or engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or other entity or as a stockholder, investor (other than as the holder of (i) 25% or less of the voting capital stock of any corporation of which Employee is a stockholder on the date of this Agreement and which has been identified by Employee and approved by Employer or (ii) 1% or less of the voting capital stock of any other corporation with a class of equity securities registered under Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended) in any business competing with the businesses of the Company or its subsidiaries as such businesses exist or were being conducted during and upon the termination of the Employee's employment, but only for as long as such business is carried on by
(i) the Employer or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from the Employer to the assets and goodwill of the business being carried on by the Employer immediately prior to such termination of Employee's employment by Employer, in any county of any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 10 (f) shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world, and except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 10 (f).

     (g)  If Employee violates any covenant contained in paragraphs (d), (e) or
(f) of this Section 10, then the term of such violated covenant shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of (i) such time as such violation shall be cured by Employee to the reasonable satisfaction of the Employer or (ii) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation.

          (h) If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or (f) of this Section 10 because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or (f) of this Section 10 because they are more extensive than necessary to protect the business and goodwill of the Employer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such provisions shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

          (i) Employee acknowledges that a breach of this Section 10 would cause irreparable damage to the Employer, and in the event of Employee's actual or threatened breach of the provisions of this Section 10, the Employer shall be entitled to a temporary restraining order and injunction restraining Employee from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Employee. Nothing herein shall be construed as prohibiting the Employer from pursuing any other available remedies for such breach, including the recovery of damages from Employee. Employee acknowledges that the restrictions set forth in this Section 10 are ancillary to an otherwise enforceable agreement and are reasonable in scope and duration, given the nature of the business of the Employer. Employee agrees that issuance of an injunction will not pose an unreasonable restriction on Employee's ability to obtain employment or other work following termination of Employee's employment by Employer.

     11.  Representations by Employee. Employee hereby represents and warrants
          ---------------------------
to the Employer that (i) the Employee's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Employee is a party or by which he is bound, and (ii) there are no agreements or understandings that would make unlawful Employee's execution or delivery of this Agreement or his employment hereunder.

     12.  Notices. All notices, requests, demands, and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given, made, and received only when personally delivered, sent by electronically confirmed facsimile transmission, delivered by Federal Express or other nationally recognized courier service, or two days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested, addressed as set forth below:

in the case of the Employer at:

                            pcOrder.com, Inc.
                            6034 West Courtyard Drive
                            Suite 130
                            Austin, Texas 78730
                            Attention: President


and, in the case of the Employee, at his residence at:

                            Ross A. Cooley
                            9618 Windrush Drive
                            Spring, Texas 77379

Either party may designate a different address by giving notice of change of address in the manner provided above.

        13.  Waiver. No waiver or modification in whole or in part of this
             ------
Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver or any breach of any provisions hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

        14.  Binding Effect; Successors. This Agreement shall be binding upon
             --------------------------
and shall inure to the benefit of the Employer and its successors and assigns, and shall inure to the benefit of and be binding upon the Employee and his executors, administrators, heirs, and legal representatives. This Agreement may not be transferred, sold or assigned by the Employer. Because the Employee's duties and services hereunder are special, personal, and unique in nature, the Employee may not transfer, sell or otherwise assign his rights, obligations, or benefits under this Agreement.

        15.  Controlling Law. This Agreement shall be governed by and
             ---------------
construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions thereof.

        16.  Severability. If any provision of this Agreement shall be held to
             ------------
be invalid or unenforceable, such invalidity or unenforeability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.

     17.  Entire Agreement.   This Agreement contains the entire agreement
          ----------------
between the parties relating to the subject matter hereof and shall supersede all previous agreements between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by a writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Employer and the Employee have executed this Agreement as of the day and year first above written.

                                        EMPLOYER:

                                        PCORDER.COM, INC.


                                        By /s/ Christina C. Jones
                                          --------------------------------

                                        Title President
                                             -----------------------------


                                        EMPLOYEE:

                                        /s/ Ross A. Cooley
                                        ----------------------------------
                                            Ross A. Cooley

                              FIRST AMENDMENT TO
                    EMPLOYMENT AND STOCK OPTION AGREEMENTS

     THIS FIRST AMENDMENT TO EMPLOYMENT AND STOCK OPTION AGREEMENTS (this "Amendment") is entered into as of the 1/st/ day of November, 1997, by and
 ---------
between pcOrder.com, Inc., a Delaware corporation (the "Employer") and Ross A.
                                                        --------
Cooley (the "Employee").
             --------

                                   RECITALS
                                   --------

A. Employer and Employee entered into a certain Employment Agreement (the "Employment Agreement) and Stock Option Agreement (the "Stock Option
      --------------------                                   ------------
     Agreement") each of which agreements was dated as of November 1, 1996.
     ---------

B. Employer and Employee have agreed that the terms of the Employment Agreement and Employee's right to exercise the options to acquire shares of the Employer's Common Stock as provided for under the terms of the Stock Option Agreement will be amended.

                                  AGREEMENTS
                                  ----------

     NOW THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

Employment Agreement Amendments:
-------------------------------

     1. Section 1 of the Employment Agreement is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:

     1.   Employment. The Employer hereby employs Employees for the Employment
          ----------
     Period specified in Section 2 below as Chairman of the Board and Chief Executive Officer of Employer. Employee will serve as a member of the Board of Directors of Employer for such period of time as Employer and Employee mutually agree.

     2. Section 2 of the Employment Agreement is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:

     2.   Employment Period. The period of the Employee's employment under this
          -----------------
     Agreement (the "Employment Period") shall commence on November 1, 1996 and
                     -----------------
     shall end upon the earlier of (i) the fourth anniversary of this Agreement
     (ii) the effective date stated in a notice by Employer or Employee of Employer's election to terminate Employee's employment with Employer or
     (iii) Employee's death.

     3. Section 3 of the Employment Agreement is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:

     3. Duties. Employee shall perform the following duties during the
        ------
Employment Period:

          a. Provide general direction to the business and operations of Employer.

          b. Participate in the review and approval of Employer's annual and quarterly business plans.

          c. Participate in the review and approval of Employer's strategic planning.

          d. Participate in the establishment and operations of an Advisory Board to the Employer as a precursor to the appointment of an independent board of directors of Employer. Employer will serve as Chairman of the Advisory Board.

          e. Participate on an as available basis in all company and staff meetings. Employee will attempt to be present for all meetings and at least 25% of all staff meetings.

          f. Participate on an as required basis in customer and new account relationship activities.

          g. Participate on an as required basis in investment banking activities relating to an initial public offering of the stock of the Employer.

          h.   Participate on an as available basis in media discussions.


     4. Section 4 of the Employment Agreement is hereby amended by deleting the third full sentence thereof.

     5. Section 5 of the Employment Agreement is hereby amended by deleting the number "1,2000,000" contained in the fourth line thereof, and substituting the number "875,000" in lieu thereof.

     6. Sections 8 and 9 (a) of the Employment Agreement are hereby deleted in their entirety.

STOCK OPTION AGREEMENT AMENDMENTS:
----------------------------------

     1. The Number of Shares set forth on the face of the Stock Option Agreement is hereby reduced from "1,200,000" to "875,000".

     2. The Exercise Schedule set forth on the face of the Stock Option Agreement is hereby deleted in its entirety and the following Exercise Schedule is substituted in lieu thereof:

     425,000 of the Number of Shares are exercisable immediately and an additional 100,000 of the Number of Shares are exercisable upon each of November 1, 1998, November 1, 1999 and November 1, 2000. The additional 150,000 shares shall be exercisable upon November 1, 2003 subject to the terms hereof. In the event the Company shall have made a public offering of its securities prior to November 1, 1998, the option to acquire 50,000 of the 150,000 shares shall be accelerated to November 1, 1998, an additional 50,000 accelerated to November 1, 1999 and the final 50,000 shares accelerated to November 1, 2000, in each case subject to the Employment Period being in effect on such date. In the event the Company shall have made a public offering of its securities after November 1, 1998 and prior to November 1, 1999, the option to acquire 50,000 of the shares shall be accelerated to November 1, 1999 and an additional 50,000 shares shall be accelerated to November 1, 2000, in each case subject to the Employment Period being in effect on such date. In the event the Company shall have made a public offering of its securities after November 1, 1999 and prior to November 1, 2000 and the Employment Period is still in effect, the option to acquire 50,000 shares shall be accelerated to November 1, 2000.

     3. Section I of the Stock Option Agreement is hereby amended by deleting all of such section except the first four full sentences thereof.

     4. Section III of the Stock Option Agreement is hereby amended by deleting the second sentence and substituting the following sentence in lieu thereof:

     Any option held by the Holder which is exercisable pursuant to the terms hereof on the date of Termination, shall continue to be exercisable by the Holder or the estate or personal representative of the Holder for a period of 180 days following the date upon which the Holder ceases to be a member of the Board of Directors of the Company, without regard to such Termination, but only to the extent of the Number of Shares for which such option was exercisable at the date of Termination.

     Except as expressly amended hereby, the Employment Agreement and the Stock Option Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties thereto have caused this First Amendment to Employment and Stock Option Agreements to be duly executed as of the day and year first above written.

                                        pcOrder.com, Inc.


                                        By:_________________________________
                                             Christina C. Jones, President


                                        ------------------------------------
                                                 Ross A. Cooley